                                                                    EXHIBIT 99.2


                          NOTICE OF GUARANTEED DELIVERY


                                  FOR TENDER OF

                    103/4% SENIOR SUBORDINATED NOTES DUE 2013
                                       OF
                             AMI SEMICONDUCTOR, INC.

      This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company's (as defined below) 10-3/4% Senior Subordinated Notes Due 2013 (the "Old Notes") are not immediately available, (ii) Old Notes and the Letter of Transmittal cannot be delivered to J.P. Morgan Trust Company, N.A. (the "Exchange Agent"), on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission, overnight courier, telex, telegram or mail to the Exchange Agent. See "The Exchange Offer -- Guaranteed Delivery Procedures" in the Prospectus dated __________, 2003 (which, together with the related Letter of Transmittal, constitutes the "Exchange Offer") of AMI Semiconductor, Inc., a Delaware corporation (the "Company").

                  The Exchange Agent For The Exchange Offer Is:

                         J.P. Morgan Trust Company, N.A.

By Hand or Overnight Delivery:         Facsimile Transmissions      By Registered Or Certified Mail:
                                    (Eligible Institutions Only)
J.P. Morgan Trust Company, N.A.                                     J.P. Morgan Trust Company, N.A.
 Institutional Trust Services        [_(214) 468-6494_________]      Institutional Trust Services
      2001 Bryan Street                                                    2001 Bryan Street
          9th Floor                   To Confirm by Telephone                  9th Floor
  Dallas, Texas 75202 Attn:           or for Information Call:         Dallas, Texas 75202 Attn:
         Frank Ivins                                                          Frank Ivins
        [Confidential]               [_(214) 468-6464_________]             [Confidential]

      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

      THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL.

                    THE FOLLOWING GUARANTEE MUST BE COMPLETED


                              GUARANTEE OF DELIVERY


                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

      The undersigned, a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the certificates for all physically tendered Old Notes, in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

      The undersigned acknowledges that it must deliver the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.


Print Name(s) of Registered Holder(s):

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Address:

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Area Code and Telephone Number:

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Signature of Registered Holder(s) or Authorized Signatory:

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Print Name and Title of Authorized Signatory:

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Total Principal Amount at Maturity of Old Notes Held by Registered Holder:

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Total Principal Amount at Maturity of Old Notes Tendered:

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Certificate No(s). of Old Notes (if available):

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      NOTE: DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND FULLY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.